EXHIBIT 99.1

Tilray Brands Delivers Record Q2 Fiscal 2026 Net Revenue of $218 Million, Moves to Net Cash Position and Reaffirms Full-Year Adjusted EBITDA Guidance

International Medical Cannabis Revenue Increases 36%; Canadian Adult-Use Cannabis Revenue Grows 6%

Tilray Pharma Achieves Record Quarterly Revenue

U.S. Federal Cannabis Rescheduling Expected to Unlock New Market Opportunity for Tilray Medical Expansion into the U.S.

Strong Financial Position with $292 Million in Cash and Marketable Securities1 and ~$30 Million Net Cash

NEW YORK and LONDON and LEAMINGTON, Ontario, Jan. 08, 2026 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle and consumer packaged goods company at the forefront of the cannabis, beverage, and wellness industries, today reported financial results for its second fiscal quarter ended November 30, 2025. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Chairman and Chief Executive Officer, commented, "We achieved another record quarter with net revenue reaching $218 million, a result of disciplined execution within our diversified portfolio spanning cannabis, beverage, wellness and distribution sectors. Our business model supports scalability, adaptability in challenging markets, and long-term value creation, as demonstrated by our ability to perform while reinforcing our core operations. The quarter concluded with a strong balance sheet and ample liquidity, highlighting our prudent financial management and affording us flexibility for selective investment in strategic growth initiatives. As we continue expanding our operations and pursuing our priorities, we remain committed to achieving sustainable profitability and enhancing long-term shareholder value."

Mr. Simon, continued, “We believe federal rescheduling would mark an important advancement for medical cannabis in the United States, paving the way for more research, wider physician involvement, and better patient access. Tilray has invested for years in developing the infrastructure, expertise, and discipline needed to operate successfully in tightly regulated medical markets worldwide. As the U.S. regulatory landscape progresses, Tilray is prepared to leverage its experience to play a key role in building a responsible, research-oriented national medical cannabis industry. With a dedicated team and platform already in place with Tilray Medical U.S., we intend to leverage the infrastructure, expertise and know-how developed in conjunction with Tilray Medical’s expected $150 million global medical cannabis business and our $300 million Tilray Pharma medical distribution platform in order to rollout our repeatable medical model and expand upon our current research, as well as initiating new FDA trials and partnerships for product development.”

_________________________
1 Cash and marketable securities and net (debt) cash are non-GAAP financial measures. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of this Non-GAAP Measure to our most comparable GAAP measure.

Financial Highlights
All comparisons made to the prior year period

  Net revenue increased 3% to $217.5 million in the second quarter compared to $211.0 million.
  Gross profit was $57.5 million in the second quarter compared to $61.2 million.
  Gross margin was 26% in the second quarter compared to 29%.
  Cannabis net revenue increased 3% to $67.5 million in the second quarter compared to $65.7 million as a result of a 36% increase in international cannabis and a 6% increase in Canadian adult-use cannabis, offset by a lower presence in Canadian wholesale cannabis in anticipation of deployment in international markets.
    Cannabis gross profit increased to $26.1 million in the second quarter compared to $23.2 million.
    Cannabis gross margin increased to 39% in the second quarter compared to 35%.
  Beverage net revenue was $50.1 million in the second quarter compared to $63.1 million.
    Beverage gross profit was $15.7 million in the second quarter compared to $25.2 million.
    Beverage gross margin was 31% in the second quarter compared to 40%.
  Wellness net revenue was $14.6 million in the second quarter and was flat.
    Wellness gross profit increased to $4.6 million in the second quarter compared to $4.5 million.
    Wellness gross margin increased to 32% in the second quarter compared to 31%.
  Distribution net revenue, which includes Tilray Pharma, grew to our highest revenue quarter ever to $85.3 million in the second quarter compared to $67.6 million.
    Distribution gross profit increased to $11.0 million in the second quarter compared to $8.4 million.
    Distribution gross margin increased to 13% in the second quarter compared to 12%.
  Net loss improved $41.8 million to $(43.5) million in the second quarter compared to a net loss of $(85.3) million and net loss per share improved to $(0.41) in the second quarter from $(0.99).
  Adjusted net loss2 and adjusted net loss per share2 improved to $(2.0) million and $(0.02) in the second quarter compared to adjusted net loss of $(2.2) million and $(0.03). Excluding non-cash income tax charges, adjusted net income and adjusted net income per share would be $1.6 million and $0.01.
  Adjusted EBITDA3 was $8.4 million in the second quarter compared to $9.0 million.

Cash Flow: Cash used in operations improved $32.2 million to $(8.5) million from $(40.7) million.

Balance Sheet Update: In the second quarter, we grew our cash and marketable securities balance to $291.6 million providing flexibility for strategic opportunities. Additionally, we reduced our total outstanding debt by $4.2 million, further strengthening the balance sheet.

Net (Debt) Cash Position: Our Q1 net debt position of $3.8 million improved $31.2 million sequentially to an overall net cash position of $27.4 million.4

Adjusted EBITDA Outlook for Fiscal 2026 Reaffirmed at $62 Million – $72 Million

Live Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 4:30 p.m. Eastern Time. Investors may join the live webcast available on the Events & Presentations section of Tilray’s Investor Relations website. A replay will be available and archived on the Company’s website.

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2 Adjusted net loss and adjusted net loss per share are non-GAAP financial measures. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.
3 Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for a discussion of these Non-GAAP measures and for a reconciliation of this Non-GAAP Measure to our most comparable GAAP measure.
4 Net (debt) cash are non-GAAP financial measures. See “Use of Non-GAAP Measures” below for a discussion of these Non-GAAP measures and for a reconciliation of this Non-GAAP Measure to our most comparable GAAP measure.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “position,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become a leading lifestyle consumer packaged goods company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to achieve fiscal year 2026 financial guidance, including expected Adjusted EBITDA of $62 to $72 million and synergy optimizations; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities in the U.S., including upon U.S. federal cannabis legalization or rescheduling and the Company’s ability to leverage its platform in connection therewith; the Company’s ability to successfully leverage artificial intelligence strategies; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin (consolidated and for each of our reporting segments), Adjusted gross profit (consolidated and for each of our reporting segments), Adjusted EBITDA, Adjusted cash operating income (loss), Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue, cash and marketable securities, and net (debt) cash. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, nor should adjusted net income (loss) per share be used as a measure of liquidity. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments of intangible assets and goodwill, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Adjusted EBITDA is calculated as net income (loss) before income tax expense (recovery), net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; project 420 optimization costs; litigation costs; restructuring costs, and transaction (income) costs, net. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Adjusted cash operating income (loss) is calculated as operating loss, less; amortization; stock-based compensation; and change in fair value of contingent consideration. A reconciliation of adjusted cash operating income (loss) to operating loss, the most directly comparable GAAP measure, has been included below in this press release. Adjusted cash operating income (loss) is not calculated in accordance with GAAP and should not be considered an alternative for GAAP operating income or as a measure of liquidity.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; project 420 optimization costs; litigation costs; restructuring costs and transaction (income) costs, net. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; project 420 optimization costs; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Adjusted gross profit (consolidated and for each of our reporting segments), is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted gross margin (consolidated and for each of our reporting segments), excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes cash paid for litigation settlements. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

Net (debt) cash is comprised of GAAP measures and reduces bank indebtedness, current and non-current portions of long-term debt, the principal balance of convertible debt by cash and cash equivalents and marketable securities. The company believes this metric provides useful information to management, analysts, and investors regarding its liquidity and the Company’s ability to repay all of its debt.

Contacts:
Investor Relations
investors@tilray.com
Pro-TLRY@prosek.com

Media
news@tilray.com

Consolidated Statements of Financial Position
	November 30,	May 31,
(in thousands of US dollars)	2025	2025
Assets
Current assets
Cash and cash equivalents	$246,703	$221,666
Marketable securities	44,848	34,697
Accounts receivable, net	109,071	121,489
Inventory	283,198	270,882
Prepaids and other current assets	41,497	34,092
Assets held for sale	4,000	5,800
Total current assets	729,317	688,626
Capital assets	550,101	568,433
Operating lease, right-of-use assets	19,802	22,279
Digital assets	828	—
Intangible assets	21,735	21,423
Goodwill	752,350	752,350
Long-term investments	13,393	10,132
Other assets	11,073	11,084
Total assets	$2,098,599	$2,074,327
Liabilities
Current liabilities
Bank indebtedness	$8,567	$7,181
Accounts payable and accrued liabilities	226,422	235,322
Contingent consideration	—	15,000
Warrant liability	—	1,092
Current portion of lease liabilities	7,437	6,941
Current portion of long-term debt	16,889	14,767
Total current liabilities	259,315	280,303
Long - term liabilities
Lease liabilities	61,742	64,925
Long-term debt	138,739	148,493
Convertible debentures payable	86,255	86,428
Deferred tax liabilities, net	5,622	3,748
Other liabilities	417	855
Total liabilities	552,090	584,752
Stockholders' equity
Common stock ($0.0001 par value; 1,416,000,000 common shares authorized; 116,522,600 and 106,067,875 common shares issued and outstanding, respectively)[1]	116	106
Treasury Stock (321,391 and 200,422 treasury shares issued and outstanding, respectively)[1]	—	—
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,511,483	6,401,657
Accumulated other comprehensive loss	(39,293)	(43,063)
Accumulated deficit	(4,892,479)	(4,847,226)
Total Tilray Brands, Inc. stockholders' equity	1,579,827	1,511,474
Non-controlling interests	(33,318)	(21,899)
Total stockholders' equity	1,546,509	1,489,575
Total liabilities and stockholders' equity	$2,098,599	$2,074,327

[1]Current and prior year share amounts have been retrospectively adjusted to reflect the Reverse Stock Split (as defined in the November 30, 2025, Form 10-Q), which became effective on December 2, 2025.

Condensed Consolidated Statements of Net Loss and Comprehensive Loss

	For the three months ended				For the six months ended
	November 30,	November 30,	Change	% Change	November 30,	November 30,	Change	% Change
(in thousands of U.S. dollars, except for per share data)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net revenue	$217,507	$210,950	$6,557	3%	$427,008	$410,994	$16,014	4%
Cost of goods sold	160,010	149,730	10,280	7%	312,042	290,068	21,974	8%
Gross profit	57,497	61,220	(3,723)	(6)%	114,966	120,926	(5,960)	(5)%
Operating expenses:
General and administrative	51,175	45,997	5,178	11%	92,228	90,110	2,118	2%
Selling	11,781	16,162	(4,381)	(27)%	24,704	27,852	(3,148)	(11)%
Amortization	4,358	22,927	(18,569)	(81)%	8,287	44,731	(36,444)	(81)%
Marketing and promotion	9,981	9,720	261	3%	20,136	21,286	(1,150)	(5)%
Research and development	78	60	18	30%	119	165	(46)	(28)%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Litigation costs, net of recoveries	869	901	(32)	(4)%	1,876	2,496	(620)	(25)%
Restructuring costs	965	6,869	(5,904)	(86)%	1,834	11,116	(9,282)	(84)%
Transaction costs (income), net	569	802	(233)	(29)%	969	1,958	(989)	(51)%
Total operating expenses	79,776	103,438	(23,662)	(23)%	135,153	199,714	(64,561)	(32)%
Operating loss	(22,279)	(42,218)	19,939	(47)%	(20,187)	(78,788)	58,601	(74)%
Interest expense, net	(5,374)	(7,766)	2,392	(31)%	(12,070)	(17,608)	5,538	(31)%
Non-operating income (expense), net	(12,310)	(33,255)	20,945	(63)%	(8,478)	(20,609)	12,131	(59)%
Loss before income taxes	(39,963)	(83,239)	43,276	(52)%	(40,735)	(117,005)	76,270	(65)%
Income tax expense (recovery), net	3,546	2,036	1,510	74%	1,261	2,922	(1,661)	(57)%
Net loss	$(43,509)	$(85,275)	$41,766	(49)%	$(41,996)	$(119,927)	$77,931	(65)%
Total net income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(44,931)	(85,342)	40,411	(47)%	(45,253)	(124,507)	79,254	(64)%
Non-controlling interests	1,422	67	1,355	2,022%	3,257	4,580	(1,323)	(29)%
Other comprehensive gain (loss), net of tax
Foreign currency translation gain (loss)	4,464	(8,966)	13,430	(150)%	4,276	(4,806)	9,082	(189)%
Comprehensive loss	$(39,045)	$(94,241)	$55,196	(59)%	$(37,720)	$(124,733)	$87,013	(70)%
Total comprehensive income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(40,994)	(93,422)	52,428	(56)%	(41,483)	(128,965)	87,482	(68)%
Non-controlling interests	1,949	(819)	2,768	(338)%	3,763	4,232	(469)	(11)%
Weighted average number of common shares - basic[1]	110,343,368	86,497,456	23,845,912	28%	108,173,486	83,740,894	24,432,592	29%
Weighted average number of common shares - diluted[1]	110,343,368	86,497,456	23,845,912	28%	108,173,486	83,740,894	24,432,592	29%
Net loss per share - basic[1]	$(0.41)	$(0.99)	$0.58	(59)%	$(0.42)	$(1.49)	$1.07	(72)%
Net loss per share - diluted[1]	$(0.41)	$(0.99)	$0.58	(59)%	$(0.42)	$(1.49)	$1.07	(72)%

[1]Current and prior year share amounts have been retrospectively adjusted to reflect the Reverse Stock Split (as defined in the November 30, 2025, Form 10-Q), which became effective on December 2, 2025.

Condensed Consolidated Statements of Cash Flows
	For the six months ended
	November 30,	November 30,	Change	% Change
(in thousands of US dollars)	2025	2024	2025 vs. 2024
Cash provided by (used in) operating activities:
Net loss	$(41,996)	$(119,927)	$77,931	(65)%
Adjustments for:
Deferred income tax (recovery) expense, net	1,261	1,529	(268)	(18)%
Unrealized foreign exchange gain	4,899	9,627	(4,728)	(49)%
Amortization	31,519	65,864	(34,345)	(52)%
Accretion of convertible debt discount	3,964	5,985	(2,021)	(34)%
Unrealized loss on digital assets	172	—	172	NM
Other non-cash items	1,767	3,281	(1,514)	(46)%
Stock-based compensation	17,335	14,154	3,181	22%
Gain on long-term investments	306	66	240	364%
Loss (gain) on derivative instruments	3,495	(1,558)	5,053	(324)%
Change in fair value of contingent consideration	(15,000)	—	(15,000)	NM
Change in non-cash working capital:
Accounts receivable	12,418	(9,051)	21,469	(237)%
Prepaids and other current assets	(7,394)	(13,046)	5,652	(43)%
Inventory	(12,316)	(8,127)	(4,189)	52%
Accounts payable and accrued liabilities	(10,308)	(24,828)	14,520	(58)%
Net cash used in operating activities	(9,878)	(76,031)	66,153	(87)%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(19,219)	(12,172)	(7,047)	58%
Proceeds from disposal of capital and intangible assets	427	631	(204)	(32)%
Investment in digital assets	(1,000)	—	(1,000)	NM
Purchase of marketable securities, net	(10,151)	(30,369)	20,218	(67)%
Investment in long-term investments	(3,595)	—	(3,595)	NM
Business acquisitions, net of cash acquired	—	(18,210)	18,210	(100)%
Net cash used in investing activities	(33,538)	(60,120)	26,582	(44)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	73,058	111,517	(38,459)	(34)%
Proceeds from warrants exercised	2,367	—	2,367	NM
Repayment of long-term debt	(6,872)	(10,388)	3,516	(34)%
Repayment of convertible debt	—	(330)	330	(100)%
Repayment of lease liabilities	(1,991)	(1,724)	(267)	15%
Net decrease in bank indebtedness	1,386	(282)	1,668	(591)%
Net cash provided by financing activities	67,948	98,793	(30,845)	(31)%
Effect of foreign exchange on cash and cash equivalents	505	(1,284)	1,789	(139)%
Net increase (decrease) in cash and cash equivalents	25,037	(38,642)	63,679	(165)%
Cash and cash equivalents, beginning of period	221,666	228,340	(6,674)	(3)%
Cash and cash equivalents, end of period	$246,703	$189,698	$57,005	30%

Net Revenue by Operating Segment

	For the three months ended		For the three months ended		For the six months ended		For the six months ended
(In thousands of U.S. dollars)	November 30, 2025	% of Total Revenue	November 30, 2024	% of Total Revenue	November 30, 2025	% of Total Revenue	November 30, 2024	% of Total Revenue
Beverage business	$50,083	23%	$63,081	30%	$105,822	25%	$119,053	29%
Cannabis business	67,532	31%	65,652	31%	132,043	31%	126,901	31%
Distribution business	85,316	39%	67,611	32%	159,323	37%	135,682	33%
Wellness business	14,576	7%	14,606	7%	29,820	7%	29,358	7%
Total net revenue	$217,507	100%	$210,950	100%	$427,008	100%	$410,994	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months ended		For the three months ended		For the six months ended		For the six months ended
	November 30, 2025		November 30, 2024		November 30, 2025		November 30, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage business	$50,083	23%	$63,081	30%	$105,822	25%	$119,053	29%
Cannabis business	67,486	32%	65,652	31%	131,535	32%	126,901	31%
Distribution business	79,961	38%	67,611	32%	149,667	36%	135,682	33%
Wellness business	14,734	7%	14,606	7%	30,015	7%	29,358	7%
Total net revenue	$212,264	100%	$210,950	100%	$417,039	100%	$410,994	100%

Net Cannabis Revenue by Market Channel

	For the three months ended		For the three months ended		For the six months ended		For the six months ended
(In thousands of U.S. dollars)	November 30, 2025	% of Total Revenue	November 30, 2024	% of Total Revenue	November 30, 2025	% of Total Revenue	November 30, 2024	% of Total Revenue
Revenue from Canadian medical cannabis	$6,234	9%	$6,673	10%	$12,380	9%	$12,934	10%
Revenue from Canadian adult-use cannabis	62,448	92%	59,077	90%	126,515	96%	116,312	92%
Revenue from wholesale cannabis	1,346	2%	6,593	10%	5,501	4%	12,100	10%
Revenue from international cannabis	20,180	30%	14,865	23%	33,547	26%	27,056	21%
Less excise taxes	(22,676)	(33)%	(21,556)	(33)%	(45,900)	(35)%	(41,501)	(33)%
Total	$67,532	100%	$65,652	100%	$132,043	100%	$126,901	100%

Net Cannabis Revenue by Market Channel in Constant Currency

	For the three months ended		For the three months ended		For the six months ended		For the six months ended
	November 30, 2025		November 30, 2024		November 30, 2025		November 30, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,380	9%	$6,673	10%	$12,554	10%	$12,934	10%
Revenue from Canadian adult-use cannabis	63,877	95%	59,077	90%	128,236	97%	116,312	92%
Revenue from wholesale cannabis	1,373	2%	6,593	10%	5,546	4%	12,100	10%
Revenue from international cannabis	19,053	28%	14,865	23%	31,727	24%	27,056	21%
Less excise taxes	(23,197)	(34)%	(21,556)	(33)%	(46,528)	(35)%	(41,501)	(33)%
Total	$67,486	100%	$65,652	100%	$131,535	100%	$126,901	100%

Other Financial Information: Key Operating Metrics

	For the three months ended		For the six months ended
	November 30,	November 30,	November 30,	November 30,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Net beverage revenue	$50,083	$63,081	$105,822	$119,053
Net cannabis revenue	67,532	65,652	132,043	126,901
Distribution revenue	85,316	67,611	159,323	135,682
Wellness revenue	14,576	14,606	29,820	29,358
Beverage costs	34,351	37,925	68,764	70,975
Cannabis costs	41,398	42,475	82,639	79,529
Distribution costs	74,334	59,207	140,342	119,345
Wellness costs	9,927	10,123	20,297	20,219
Adjusted gross profit (excluding PPA step-up)	57,497	62,596	114,966	122,477
Beverage adjusted gross margin (excluding PPA step-up)	31%	42%	35%	42%
Cannabis adjusted gross margin (excluding PPA step-up)	39%	35%	37%	37%
Distribution gross margin	13%	12%	12%	12%
Wellness gross margin	32%	31%	32%	31%
Adjusted EBITDA	$8,365	$9,017	$18,546	$18,351
Cash and marketable securities as at the period ended:	291,551	252,249	291,551	252,249
Working capital as at the period ended:	$470,002	$428,815	$470,002	$428,815

Other Financial Information: Gross Margin and Adjusted Gross Margin

	For the three months ended November 30, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$50,083	$67,532	$85,316	$14,576	$217,507
Cost of goods sold	34,351	41,398	74,334	9,927	160,010
Gross profit	15,732	26,134	10,982	4,649	57,497
Gross margin	31%	39%	13%	32%	26%

	For the three months ended November 30, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$63,081	$65,652	$67,611	$14,606	$210,950
Cost of goods sold	37,925	42,475	59,207	10,123	149,730
Gross profit	25,156	23,177	8,404	4,483	61,220
Gross margin	40%	35%	12%	31%	29%
Adjustments:
Purchase price accounting step-up	1,376	—	—	—	1,376
Adjusted gross profit	26,532	23,177	8,404	4,483	62,596
Adjusted gross margin	42%	35%	12%	31%	30%

	For the six months ended November 30, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$105,822	$132,043	$159,323	$29,820	$427,008
Cost of goods sold	68,764	82,639	140,342	20,297	312,042
Gross profit	37,058	49,404	18,981	9,523	114,966
Gross margin	35%	37%	12%	32%	27%

	For the six months ended November 30, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$119,053	$126,901	$135,682	$29,358	$410,994
Cost of goods sold	70,975	79,529	119,345	20,219	290,068
Gross profit	48,078	47,372	16,337	9,139	120,926
Gross margin	40%	37%	12%	31%	29%
Adjustments:
Purchase price accounting step-up	1,551	—	—	—	1,551
Adjusted gross profit	49,629	47,372	16,337	9,139	122,477
Adjusted gross margin	42%	37%	12%	31%	30%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization

	For the three months ended				For the six months ended
	November 30,	November 30,	Change	% Change	November 30,	November 30,	Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net loss	$(43,509)	$(85,275)	$41,766	(49)%	$(41,996)	$(119,927)	$77,931	(65)%
Income tax expense (recovery), net	3,546	2,036	1,510	74%	1,261	2,922	(1,661)	(57)%
Interest expense, net	5,374	7,766	(2,392)	(31)%	12,070	17,608	(5,538)	(31)%
Non-operating income (expense), net	12,310	33,255	(20,945)	(63)%	8,478	20,609	(12,131)	(59)%
Amortization	15,958	34,050	(18,092)	(53)%	31,519	65,864	(34,345)	(52)%
Stock-based compensation	12,283	7,237	5,046	70%	17,335	14,154	3,181	22%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Project 420 business optimization	—	—	—	NM	200	—	200	NM
Purchase price accounting step-up	—	1,376	(1,376)	(100)%	—	1,551	(1,551)	(100)%
Litigation costs, net of recoveries	869	901	(32)	(4)%	1,876	2,496	(620)	(25)%
Restructuring costs	965	6,869	(5,904)	(86)%	1,834	11,116	(9,282)	(84)%
Transaction costs (income), net	569	802	(233)	(29)%	969	1,958	(989)	(51)%
Adjusted EBITDA	$8,365	$9,017	$(652)	(7)%	$18,546	$18,351	$195	1%

Other Financial Information: Adjusted Cash Operating Income (Loss)

	For the three months ended				For the six months ended
	November 30,	November 30,	Change	% Change	November 30,	November 30,	Change	% Change
	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Operating loss	$(22,279)	$(42,218)	$19,939	(47)%	$(20,187)	$(78,788)	$58,601	(74)%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Amortization	15,958	34,050	(18,092)	(53)%	31,519	65,864	(34,345)	(52)%
Stock-based compensation	12,283	7,237	5,046	70%	17,335	14,154	3,181	22%
Adjusted cash operating income (loss)	$5,962	$(931)	$6,893	(740)%	$13,667	$1,230	$12,437	1,011%

Other Financial Information: Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

	For the three months ended				For the six months ended
	November 30,	November 30,	Change	% Change	November 30,	November 30,	Change	% Change
	2025	2024	Change		2025	2024	Change
Net loss attributable to stockholders of Tilray Brands, Inc.	$(44,931)	$(85,342)	$40,411	(47)%	$(45,253)	$(124,507)	$79,254	(64)%
Non-operating income (expense), net	12,310	33,255	(20,945)	(63)%	8,478	20,609	(12,131)	(59)%
Amortization	15,958	34,050	(18,092)	(53)%	31,519	65,864	(34,345)	(52)%
Stock-based compensation	12,283	7,237	5,046	70%	17,335	14,154	3,181	22%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Project 420 business optimization	—	—	—	NM	200	—	200	NM
Litigation costs, net of recoveries	869	901	(32)	(4)%	1,876	2,496	(620)	(25)%
Restructuring costs	965	6,869	(5,904)	(86)%	1,834	11,116	(9,282)	(84)%
Transaction costs (income)	569	802	(233)	(29)%	969	1,958	(989)	(51)%
Adjusted net income (loss)[1]	$(1,977)	$(2,228)	$251	(11)%	$1,958	$(8,310)	$10,268	(124)%
Adjusted net income (loss) per share - basic and diluted[1]	$(0.02)	$(0.03)	$0.01	(33)%	$0.02	$(0.10)	$0.12	(120)%
[1]Current and prior year share amounts have been retrospectively adjusted to reflect the Reverse Stock Split (as defined in the November 30, 2025, Form 10-Q), which became effective on December 2, 2025.

Other Financial Information: Adjusted Free Cash Flow

	For the three months ended				For the six months ended
	November 30,	November 30,	Change	% Change	November 30,	November 30,	Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net cash used in operating activities	$(8,537)	$(40,724)	$32,187	(79)%	$(9,878)	$(76,031)	$66,153	(87)%
Less: investments in capital and intangible assets, net	(9,562)	(4,833)	(4,729)	98%	(18,792)	(11,541)	(7,251)	63%
Free cash flow	$(18,099)	$(45,557)	$27,458	(60)%	$(28,670)	$(87,572)	$58,902	(67)%
Add: growth CAPEX	2,622	1,970	652	33%	5,631	4,510	1,121	25%
Add: cash paid for litigation settlements	—	—	—	NM	2,804	—	2,804	NM
Adjusted free cash flow	$(15,477)	$(43,587)	$28,110	(64)%	$(20,235)	$(83,062)	$62,827	(76)%